EXHIBIT 10.1


                          STOCK SALE/PURCHASE AGREEMENT

This Stock Sale/Purchase Agreement (hereinafter "Agreement") is dated October 1, 1996, by and between YSE a.s., Slezska 32, 122 00 Praha 2, Czech Republic (hereinafter "YSE"), represented by Ing. Petr Kulhanek, General Manager, and Czech Industries, Inc., 15245 Shady Grove Road, Suite 340, Rockville, MD 20850, U.S.A. (hereinafter "CI"), represented by Peter Schmid, President.

                                    ARTICLE I
                              Subject of Agreement

1. CI agrees to sell, and YSE agrees to buy, 251,000 (two hundred fifty-one thousand) shares of the stock of Hotel Fortuna, a.s. Praha, SIN
     770940000274 (hereinafter "Hotel Fortuna") which represents the full controlling interest of CI in Hotel Fortuna;

2. YSE agrees to sell, and CI agrees to buy, 100,000 (one hundred thousand) ordinary shares of common stock of Ceske energeticke zavody, a.s. utility company (hereinafter "CEZ"), ISIN CS0008441952;

3. YSE agrees to sell, and CI agrees to buy, 86,570 (eighty-six thousand five hundred seventy) shares of common stock of the Vodni stavby Praha, a.s. construction company (hereinafter "VS"), ISIN CS0005020957.

                                   ARTICLE II
                              Prices and Settlement

1. CI and YSE agree that the total price for the controlling interest in the Hotel Fortuna is 268,483,000 Kc (two hundred sixty-eight million four hundred eighty-three thousand Czech korunas), which brings the price to 1,069.60 Kc per one share;

2. YSE and CI agree that the trading price for the CEZ stock is 1,040 Kc (one thousand forty Czech korunas) per share, bringing the total for the VS package to 104,000,000 Kc (one hundred four million Czech Korunas);

3. YSE and CI agree that the trading price for the VS stock be set at 1,900 Kc (one thousand nine hundred Czech korunas) per share, the total for the VS package being 164,483,000 Kc (one hundred sixty-four million four hundred eighty-three thousand Czech korunas);

4. In the context of all the factors and circumstances of the understanding, CI and YSE have agreed that the values of the packages brought into the deal by the two companies are equal, and that the deal can be fairly consummated without a need for additional financial, or monetary, compensation.

                                   ARTICLE III
                               Transfer of Shares

1. CI admits that the CEZ shares are subject of a pledge till October 31, 1996, and therefore YSE cannot transfer the CEZ shares immediately. YSE agrees to transfer CEZ shares after their release directly to a CI account in SCP, or to another account stated in writing by CI. The CEZ shares transfer will be done by November 5, 1996 at the latest. YSE herein announces its full ability to cover all financial obligations toward the Bank for the release of CEZ shares by October 31, 1996;


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1.   YSE agrees to transfer the VS shares to the account stated in writing by CI on October 17, 1996 at the latest;

2. CI agrees to transfer Hotel Fortuna shares to SCP account No. 100031334769 as soon as the 100,000 CEZ shares mentioned in par. 1 above have been transferred, it means on November 5, 1996;

3. CI understands that the transfer of VS and CEZ shares will be done for the YSE by the company Stratego Invest, a.s., a member of the Prague Stock Exchange.

                                   ARTICLE IV
                                  Miscellaneous

1. CI will make, through its Prague Eastbrokers a.s. subsidiary, its best efforts to help YSE sell the stock of the following companies:

         CSAD Cernosice                                  CS0008203055
         YSE Profit                                      CZ0009075206
         REAS                                            CS0008450953

2. All the deals mentioned above will be confirmed by standard Czech securities transfer documents ("Konfirmace obchodu");

3.   This agreement is executed in two copies for both parties concerned.

Signed in Prague and Vienna, on October 1, 1996

     For YSE:                                        For CI:



     Ing. Petr Kulhanek                              Peter Schmid
     General Manager                                 President























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